UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2016

DEMANDWARE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35450	20-0982939
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Wall Street

Burlington, MA 01803

(Address of Principal Executive Offices) (Zip Code)

(888) 553-9216

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by Demandware, Inc. (the “Company”), on June 1, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with salesforce.com, inc. (“Parent”) and Dynasty Acquisition Corp. (“Purchaser”), a wholly-owned subsidiary of Parent. Pursuant to the Merger Agreement, on June 10, 2016, Purchaser commenced a tender offer to acquire all of the outstanding shares of the Company’s common stock, par value $0.01 per share, (the “Shares”) at a purchase price of $75.00 per share, net to the seller in cash, without interest and less any applicable withholding taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 10, 2016 (as amended or supplemented from time to time, the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”), filed as Exhibits (a)(i) and (a)(ii), respectively, to the Tender Offer statement on Schedule TO (as amended or supplemented from time to time) filed by Parent and Purchaser with the SEC on June 10, 2016. The aggregate consideration paid by the Purchaser in the Offer and the Merger was approximately $2.8 billion, net of cash acquired and without giving effect to related transaction fees and expenses. Parent funded the payment of Shares validly tendered in the Offer from a combination of Parent’s available cash on hand together with the proceeds from a Credit Agreement, dated as of July 7, 2016, by and among Parent, the subsidiaries of Parent from time to time party thereto as guarantors, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosures under the Introductory Note and Item 3.01 are each incorporated herein by reference. The Offer and all withdrawal rights thereunder expired at 12:00 midnight, New York City time, at the end of the day on July 8, 2016 (one minute after 11:59 p.m. New York City time, on July 8, 2016). The Offer was not extended. American Stock Transfer & Trust Company, LLC, the depositary for the Offer, has advised that, as of the expiration of the Offer, an aggregate of approximately 24,718,367 Shares had been validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 64.4% of Shares then outstanding. In addition, as of such time, Notices of Guaranteed Delivery had been delivered with respect to approximately 6,188,389 Shares, representing approximately 16.1% of the Shares then outstanding. The aggregate number of Shares validly tendered and not validly withdrawn pursuant to the Offer satisfies the Minimum Condition (as defined in the Merger Agreement) that the number of Shares validly tendered and not validly withdrawn (without regard to Shares tendered pursuant to guaranteed delivery procedures that have not yet been delivered in settlement or satisfaction of such guarantee), together with any Shares beneficially owned by Parent or any of its subsidiaries, is equal to at least one share more than half of the sum of (i) all Shares then-outstanding, plus (ii) all Shares issuable to holders of Company stock options from whom the Company has received notices of exercise (and as to which Shares have not yet been issued to such exercising holders of Company stock options). All conditions to the Offer having been satisfied, Purchaser accepted for payment, and expects to promptly pay for in accordance with the terms of the Offer, all Shares that were validly tendered and not validly withdrawn pursuant to the Offer.

Following consummation of the Offer, the remaining conditions set forth in the Merger Agreement to the merger of Purchaser with and into the Company were satisfied. On July 11, 2016, Parent completed its acquisition of the Company by consummating the merger of Purchaser with and into the Company, without a meeting of stockholders of the Company, in accordance with Section 251(h) of the Delaware General Corporation Law of the State of Delaware (“DGCL”), and with the Company continuing as the surviving corporation (the “Surviving Corporation”) and a wholly-owned subsidiary of Parent (the “Merger”).

At the effective time of the Merger (the “Effective Time”), each outstanding Share (other than Shares held in the treasury of the Company and any Shares owned by any subsidiary of the Company, Parent, the Purchaser or any other subsidiary of Parent or any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law) was automatically canceled and converted automatically into the right to receive $75.00 per Share, net to the seller in cash, without interest thereon, less any required withholding taxes (the “Offer Price”).

In addition, as a result of the Merger, each Company stock option granted under the Amended and Restated 2012 Stock Incentive Plan or 2004 Stock Option and Grant Plan that was vested (including options which vested on account of the transactions contemplated by the Merger Agreement), outstanding and unexercised as of immediately prior to the Effective Time was cancelled in exchange for the right to receive a lump sum cash payment (without interest) equal to the Offer Price less the exercise price for each Share subject to such option (subject to applicable tax withholdings).

Except as described below, each Company stock option granted under the Amended and Restated 2012 Stock Incentive Plan or 2004 Stock Option and Grant Plan that was unvested, outstanding and unexercised as of immediately prior to the Effective Time was assumed by Parent and converted into an option to acquire Parent common stock. Each such assumed Company option is subject to the same terms and conditions (including vesting terms), set forth in the applicable Company stock plans and the Company option agreements relating thereto, as in effect immediately prior to the Effective Time. Each assumed Company stock option is exercisable for that number of whole shares of Parent common stock equal to the product of the number of Shares that were issuable upon exercise of such Company option immediately prior to the Effective Time multiplied by the Exchange Ratio (as defined in the next paragraph), with the result rounded down to the nearest whole number of shares of Parent common stock. The per share exercise price for the shares of Parent common stock issuable upon exercise of such assumed Company option is equal to the quotient obtained by dividing the exercise price per share at which such assumed Company option was exercisable immediately prior to the Effective Time by the Exchange Ratio, with the result rounded up to the nearest whole cent. Such unvested options held by an individual who is not continuing as an employee or service provider after the Merger were not assumed by Parent and instead were cancelled for no consideration.

The “Exchange Ratio” is equal to the Offer Price divided by the volume weighted average closing sale price of one share of Parent common stock as reported on the New York Stock Exchange for the period of ten (10) consecutive trading days ending on the second day prior to the closing date (as adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications or similar events), rounded to the nearest 0.00001.

Each Company restricted share award that vested in accordance with its existing terms at or as of immediately prior to the Effective Time after giving effect to any accelerated vesting required pursuant to the Merger Agreement or any existing agreement to the extent permitted by the Merger Agreement, vested, and each Company restricted share award that vested in part based on the satisfaction of performance criteria with respect to a performance period that has not concluded by the Effective Time was treated as satisfying the performance criteria at the target level related to such Company restricted share award, with any Company restricted shares covered by such award in excess of the target level automatically cancelled and any future rights thereto forfeited. The remaining number of performance-related Company restricted shares after the cancellation described in the immediately preceding sentence were, to the extent subject to an award that vested at or as of immediately prior to the Effective Time after giving effect to any accelerated vesting required pursuant to the Merger Agreement and any existing agreements to the extent permitted by the Merger Agreement, were automatically treated as satisfying all service conditions and became fully vested and the restrictions thereon lapsed, and were canceled and converted into the right to receive from the Surviving Corporation the Offer Price, without any interest thereon. All other Company restricted shares than those described in the previous sentences were treated in accordance with the next paragraph.

Each unvested Company restricted share award outstanding immediately prior to the Effective Time that vested based solely on the satisfaction of service conditions was exchanged for restricted shares of Parent common stock that are unvested and that have, and are subject to, the same terms and conditions (including vesting terms) set forth in the applicable Company stock plan and the Company restricted share agreements relating thereto, as in effect immediately prior to the Effective Time, in an amount equal to the number of Company restricted shares outstanding with respect to such unvested Company restricted share award immediately prior to the Effective Time multiplied by the Exchange Ratio, with the result rounded down to the nearest whole number of shares of Parent common stock.

Each Company restricted stock unit (“RSU”) outstanding as of immediately prior to the Effective Time was assumed by Parent and converted into a restricted stock unit to acquire Parent common stock at the Effective Time, subject to the same terms and conditions (including vesting terms) relating to such RSU as in effect immediately prior to the Effective Time, except that each assumed RSU covers the number of whole shares of Parent common stock equal to the product of the number of Shares underlying each assumed RSU immediately prior to the Effective Time multiplied by the Exchange Ratio, with the result rounded down to the nearest whole number of shares of Parent common stock.

Prior to becoming a director of the Company, Linda Crawford was previously an officer of Parent from November 2006 to June 2015. Ms. Crawford currently owns approximately 10,000 shares of Parent common stock. It is possible that the Merger could cause the price of Parent common stock to increase, which would result in the value of Ms. Crawford’s Parent common stock increasing. Ms. Crawford’s ownership of Parent common stock was disclosed to the Company’s Board of Directors prior to any action being taken on the Merger Agreement.

The foregoing description of the Offer, the Merger and the Merger Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on June 1, 2016 and which is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 11, 2016, the Company (a) notified the New York Stock Exchange (“NYSE”) of the consummation of the Merger and (b) requested that NYSE (i) halt trading in the Shares for July 11, 2016 and suspend trading of the Shares effective July 11, 2016, and (ii) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a certification on Form 15 with the SEC requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 2.01 and Item 3.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, each of Thomas D. Ebling, Jitendra Saxena, Leonard Schlesinger, Jeffrey G. Barnett, Charles F. Kane, Linda M. Crawford and Jill Granoff resigned from his or her respective position as a member of the Company’s Board of Directors, and any committee thereof, effective at the Effective Time.

Effective as of the Effective Time, Amy Weaver became the Company’s sole director.

Following the Merger and pursuant to the terms of the Merger Agreement, at the Effective Time, the sole officer of Purchaser immediately prior to the Effective Time became the sole officer of the Company. Ms. Weaver became President and Secretary of the Company by operation of the Merger Agreement.

Information about Ms. Weaver is contained in the Offer to Purchase, which information is incorporated herein by reference.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, the certificate of incorporation and bylaws of the Company were amended and restated in their entirety, effective as of the Effective Time. Copies of the Company’s amended and restated certificate of incorporation and amended and restated bylaws are included as Exhibits 3.1 and 3.2 hereto, respectively, and each of which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 31, 2016, by and among salesforce.com, inc., Dynasty Acquisition Corp. and Demandware, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by Demandware, Inc. on June 1, 2016).

3.1*	Amended and Restated Certificate of Incorporation of Demandware, Inc.

3.2*	Amended and Restated Bylaws of Demandware, Inc.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEMANDWARE, INC.

Date: July 11, 2016	By:	/s/ Thomas D. Ebling

	Name:	Thomas D. Ebling

	Title:	President and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 31, 2016, by and among salesforce.com, inc., Dynasty Acquisition Corp. and Demandware, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by Demandware, Inc. on June 1, 2016).

3.1*	Amended and Restated Certificate of Incorporation of Demandware, Inc.

3.2*	Amended and Restated Bylaws of Demandware, Inc.